ASI Energy                                                            Lori Jones
A Division of Analytical Surveys, Inc.                                                       Chief Executive Officer

March 12, 2007

Mr. Michael D. Alexander
Ecowood, Inc.
507 Main Street Suite A
Lake Dallas, Texas 75065

Dear Michael,

When countersigned by you, the following will constitute our letter of intent (“Letter of Intent”), outlining the general terms with respect to the acquisition and merger by Analytical Surveys, Inc. (the "Purchaser") of all of the issued and outstanding shares of Ecowood, Inc.(“Ecowood").

1. Acquisition

It is intended that the Purchaser shall, subject to the terms and conditions set forth herein and in the Definitive Agreement (as hereinafter defined) acquire all of the issued an and outstanding shares of the Companies and as consideration therefore shall issue and deliver consideration, subject to the results of due diligence, that is anticipated to consist of 31 million shares of Purchaser’s common stock (“Shares”) at a date to be set forth in a definitive agreement (“Definitive Agreement”). Ecowood Shareholders may fill two positions on Purchaser’s board of directors. Purchaser shall appoint Michael D. Alexander as CEO and David Perley as Chief Operating Officer.

2. Definitive Agreement

The parties will diligently and in good faith negotiate the Definitive Agreement incorporating the principal terms of the contemplated transaction as set forth herein and, in addition, such other terms and provisions of a more detailed nature as the parties may agree upon.

In the Definitive Agreement, each of the Purchaser, Ecowood and the principal shareholders of Ecowood will make such representations and warranties are customary in transactions of this nature, including, without limitation, representations as to such parties power, authority and standing to engage in the contemplated transaction; the absence of material pending or threatened litigation and liabilities (contingent or otherwise) affecting the business of

8610 N. New Braunfels, Suite 205 — San Antonio, TX 78217
Phone: 210-657-1500 — Fax: 210-824-8750 — E-mail: ljones@asienergy.com any party; the accuracy of the financial statements of Ecowood, the absence of any material adverse changes in the business or the financial condition of Ecowood or the Purchaser, respectively, the absence of any material default by Ecowood or the Purchaser, respectively under the material contracts included in the business of Ecowood and the Purchaser; and the accuracy, in all material respects, of the information, contracts and other materials furnished by any of the parties hereto. All representations and warranties will survive the closing of the transactions contemplated herein and any and all investigations at any time made by or on behalf of the parties. Specific reference herein to the foregoing representations will not preclude Ecowood or the Purchaser, respectively, from requiring such additional representations from the other parties hereto as Ecowood may deem advisable in the Definitive Agreement.

4. Conditions to Closing

The parties' obligation to close the contemplated transaction will be subject to specified conditions precedent including, but not limited to, the following:

(a) each of the Ecowood, Ecowood shareholders, and the Purchaser shall have received all necessary consents, approvals and other authorizations of any regulatory authorities, shareholders or third parties;
(b) the representations and warranties of Ecowood, the Ecowood Shareholders and the Purchaser in the Definitive Agreement shall remain accurate as of the closing, and no material adverse changes in the business of Ecowood or the Purchaser shall have occurred;
(c) Ecowood shall have completed a transaction providing $200 million Euro to provide operating capital for use after closing by the ongoing operations;
(d) Purchaser shall remain trading on the Nasdaq Capital Market under the symbol "ANLT";
(e) Any and all consents required by Nasdaq for the combined entities to continue trading on the Nasdaq Capital Market shall have been obtained.

5. Access to Information

Immediately upon the parties' execution of this Letter of Intent, each of the Purchaser and Ecowood and their respective attorneys, accountants and financial advisors will have full access during normal business hours to all employees, consultants, assets, properties, books, accounts, records, tax returns, contracts and other documents of the Purchaser and Ecowood, provided, however that such access will not materially interfere with the normal business operations of such corporation. In the event the parties terminate their discussions for any reason each of the Purchaser and Ecowood will promptly return all documents and other materials so provided to it and in such circumstances in the Purchaser agrees that it will not actively or passively, directly or indirectly, solicit any client or consultant of Ecowood.

6. Use and Confidentiality

(a) All of the information, records, books and data to which each party and/or their respective representatives are given access as set forth above will be used by such party solely for the purpose of analyzing the other party hereto and will be treated on a confidential basis. The terms, conditions and existence of this Letter and all further discussions between the parties will also be treated on a confidential basis, subject to appropriate disclosure to regulatory authorities and as otherwise required by the rules of any regulatory authorities.

8610 N. New Braunfels, Suite 205 — San Antonio, TX 78217
Phone: 210-657-1500 — Fax: 210-824-8750 — E-mail: ljones@asienergy.com

(b) All confidential or proprietary information and all other records bearing media containing or disclosing such information and techniques and any documents, analyses, compilations, forecasts or studies prepared on the basis of such confidential information, including notes taken from verbal information exchanges, which are directly or indirectly disclosed by Ecowood to the Purchaser, or Purchaser to Ecowood, are hereinafter referred to as the Confidential Information.

(c) The Purchaser and Ecowood and Ecowood shareholders shall keep confidential and not publish, disseminate, distribute, disclose, sell, assign, copy, commercially exploit, or otherwise make use of any Confidential Information (whether obtained through meetings, discussions or any other exchange of information between the Parties) to or for the use or benefit of each other or any other person, firm, corporation or entity, except as specifically approved in writing by the other Party or as required for evaluation of the Project by all parties (the "Purpose).

7. Closing

The closing of the contemplated transaction (the "closing") will occur as soon as reasonable possible after the satisfaction of all conditions precedent specified is the Definitive Agreement, but in any event on or before June 30, 2007, unless otherwise agree by the parties.

8. Agreement Not to Sell; Operation of Business

Ecowood and the Ecowood shareholders will not, nor will they permit any of their respective officers employees or agents (including and without limitation, investment bankers, attorneys and accountants) directly or indirectly to, solicit, discuss, encourage or accept any offer for the purchase of Ecowood or the business and/or the assets of Ecowood, whether as a primary or backup offer, or take any other action with intention or reasonable foreseeable effect of leading to any commitment or agreement to sell Ecowood or business and/or the assets of Ecowood. In addition, Ecowood will conduct its respective operations according to its ordinary and usual course of business consistent with past practices and will not enter into any material transactions or incur any material liabilities without obtaining the consent of Purchaser, which consent will not be unreasonably held or delayed. The obligations set forth in this section 8 will terminate on June 30, 2007; if by such date a closing has not occurred, unless further extended by the Purchaser and Ecowood. Notwithstanding the foregoing nothing herein shall restrict the parties hereto from taking such actions as may be required in order to discharge their obligations pursuant to applicable corporate laws.

8610 N. New Braunfels, Suite 205 — San Antonio, TX 78217
Phone: 210-657-1500 — Fax: 210-824-8750 — E-mail: ljones@asienergy.com

9.  Cost and Expenses

Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the contemplated transaction which may be asserted by any person based on any agreement or arrangement for payment by the other party.

10.  Binding Standstill Agreement.

So long as this Letter of Intent is in effect, and for a period of six (6) months after its termination, if any, neither Ecowood nor any of its affiliates or representatives shall make, effect, initiate, cause or participate in (a) any acquisition of beneficial ownership of any securities of ASI, (b) any acquisition of any assets of ASI, (c) any tender offer, liquidation or other extraordinary transaction involving ASI or any affiliate of ASI, or (d) any “solicitation” of “proxies” (as those terms are used in the proxy rules promulgated by the Securities and Exchange Commission) with respect to any securities of ASI. This Letter of Intent may only be disclosed to third parties who have entered into written agreements with such standstill obligations.

11.  Choice of Law

This letter of intent shall be construed in accordance with laws of the State of Texas and the parties attorn to the exclusive jurisdiction of the courts of Texas in respect of all disputes arising hereunder.

12.  Execution in Counterpart

The parties may execute this Letter of Intent in two or more counterparts, each of which is deemed to be an original and all of which will constitute one agreement, effective as of the date given above.

13. Letter of Intent

Subject to the ability of the parties to terminate this Letter of Intent during the Due Diligence Period, this letter in intended to be non-binding letter of intent regarding the contemplated transactions. The parties agree to negotiate a Definitive Agreement generally consistent with the terms of this Letter of Intent on or before the day which is 15 days from the date set forth on page 1 of this Letter of Intent, but intend that the rights and obligations between them shall be as set forth herein until such time as the Definitive Agreement is signed and delivered by all of the parties. Upon such event, the parties’ respective legal rights and obligations will then be only those set forth in the Definitive Agreement.

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8610 N. New Braunfels, Suite 205 — San Antonio, TX 78217
Phone: 210-657-1500 — Fax: 210-824-8750 — E-mail: ljones@asienergy.com

If the foregoing accurately sets forth your understanding in this regard, please date, sign and return the enclosed copy of the Letter of Intent to the undersigned.

Yours very truly,

Analytical Surveys, Inc.

Date: 12th day of March, 2007	By:	/s/ Lori A. Jones
Lori A. Jones
Chief Executive Officer

Acknowledged and Accepted this

Ecowood, Inc.

Date: 12th day of March, 2007	By:	/s/ Michael D. Alexander
Michael D. Alexander
Chief Executive Officer

8610 N. New Braunfels, Suite 205 — San Antonio, TX 78217
Phone: 210-657-1500 — Fax: 210-824-8750 — E-mail: ljones@asienergy.com